October 7, 2003

American Skandia Life Assurance Corporation
One Corporate Drive
Shelton, Connecticut  06484

         RE:      Post-Effective Amendment No. 6 to Registration Statement on Form N-4 filed by
                  American Skandia Life Assurance Corporation, Depositor, and American Skandia
                  Life Assurance Corporation Variable Account B, Registrant
                  Securities Act Registration No. 333-49478
                  Investment Company Act Registration No. 811-5438

Dear Sir/Madam:

I have acted as Counsel to American  Skandia  Life  Assurance  Corporation  (the  "Company"),  a  Connecticut  insurance  company,  and
American  Skandia Life Assurance  Corporation  Variable  Account B (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable  annuity  contracts (the  "Contracts")  with the Securities and Exchange  Commission under the Securities Act of 1933, as amended.

I have examined or caused to be examined such documents  (including the Form N-4  registration  statement) and reviewed or caused to be reviewed such questions of law as I considered  necessary and appropriate,  and on the basis of such  examination and review,  it is my opinion that:

1.       The Company is a corporation  duly  organized  and validly  existing as a stock life  insurance  company under the laws of the
     State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.
2.       The Account is a duly authorized and existing  separate account  established  pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.
3.       To the extent so provided  under the  Contracts,  that  portion of the assets of the Account  equal to the  reserves and other contract  liabilities with respect to the Account will not be chargeable with  liabilities  arising out of any other business that the Company may conduct.
4.       The Contracts,  when issued as contemplated by the Form N-4 Registration Statement,  will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Account.

                                                     Sincerely yours,

                                                     /s/ Laura K. Kealey

                                                     Laura K. Kealey
                                                     Counsel